Exhibit 10.7

PGT, INC.

AMENDED AND RESTATED

2006 EQUITY INCENTIVE PLAN

1. Purpose; Types of Awards; Construction.

The purposes of the PGT, Inc. Amended and Restated 2006 Equity Incentive Plan (the “Plan”) are to afford an incentive to non-employee directors, selected officers and other employees, advisors and consultants of PGT, Inc. (the “Company”), or any Parent or Subsidiary of the Company that now exists or hereafter is organized or acquired, to continue as non-employee directors, officers, employees, advisors or consultants, as the case may be, to increase their efforts on behalf of the Company and its Subsidiaries and to promote the success of the Company’s business.  The Plan provides for the grant of Options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights, restricted stock, restricted stock units and other equity-based awards.  The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code may comply with such requirements.

The Plan was amended and restated effective March 18, 2010, subject to the approval of the affirmative vote of a majority of the issued and outstanding shares of Stock present, in person or by proxy, at the Company’s 2010 annual meeting of stockholders and entitled to vote thereon.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award granted under the Plan.

(b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control means the occurrence of any of the following:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of the Company or the Subsidiary representing 50% or more of the voting power of the total outstanding Voting Stock of the Company or the Subsidiary;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of a majority of the members of the Board of Directors of the Company, which members constituting such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company; or

(iii) the stockholders of the Company approve a plan of liquidation or dissolution of the Company or there is consummated an agreement for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than such sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the Voting Stock of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes of this Section 2(d) only:

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Investment Affiliate” means, as to any Person, any other Person which directly or indirectly is in Control of, is Controlled by, or is under common Control with, such Person and is organized by such Person (or any Person Controlling such Person) primarily for making equity or debt investments in the Company or other portfolio companies.

“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, but excluding debt securities convertible or exchangeable into such equity.

“Permitted Holder” means JLL Partners Fund IV, L.P. and its Controlled Investment Affiliates.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Voting Stock” means, with respect to any Person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors (or the functional equivalent) of such Person.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

(f) “Committee” means the committee, if any, established by the Board to administer the Plan, the composition of which shall at all times consist of “non-employee directors” within the meaning of Rule 16b-3, and “outside directors” within the meaning of Section 162(m) of the Code.

(g) “Company” means PGT, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(h) “Covered Employee” has the meaning ascribed to such term under Section 162(m) of the Code.

(i) “Effective Date” means June 27, 2006.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

(k) “Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Board.  Unless otherwise determined by the Board in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange; (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market; or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Board, in its sole discretion, shall determine.

(l) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(m) “NQSO” means any Option that is not designated as an ISO.

(n) “Option” means a right, granted to a Participant under Section 6(b)(i), to purchase shares of Stock.  An Option may be either an ISO or an NQSO, provided that ISOs may be granted only to employees of the Company or a Parent or Subsidiary of the Company.

(o) “Other Stock-Based Award” means a right or other interest granted to a Participant that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan and (ii) a right granted to a Participant to acquire Stock from the Company containing terms and conditions prescribed by the Board.

(p) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(q) “Participant” means a person who, as a non-employee director, officer or other employee, advisor or consultant to the Company or a Parent or Subsidiary of the Company, has been granted an Award under the Plan.

(r) “Performance Goals” means performance goals based on one or more of the following criteria, determined in accordance with generally accepted accounting principles, where applicable:  (i) pre-tax income or after-tax income; (ii) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets; (iv) operating income; (v) earnings or book value per share (basic or diluted); (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) return on revenues; (viii) net tangible assets (working capital plus property, plants and equipment) or return on net tangible assets (operating income divided by average net tangible assets); (ix) operating cash flow (operating income plus or minus changes in working capital less capital expenditures); (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) economic value created; (xii) operating margin or profit margin; (xiii) stock price or total stockholder return; (xiv) earnings from continuing operations; (xv) cost targets, reductions or savings, productivity or efficiencies; (xvi) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, or goals relating to divestitures, joint ventures or similar transactions; or (xvii) any other criteria determined by the Board to be appropriate.  Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or a Parent or Subsidiary of the Company, or a division or strategic business unit of the Company, all as determined by the Board.  The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur) and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).  Each of the foregoing Performance Goals shall be evaluated in accordance with generally accepted accounting principles, where applicable, and shall be subject to certification by the Board.  The Board shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Parent or Subsidiary of the Company or the financial statements of the Company or any Parent or Subsidiary of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(s) “Plan” means this PGT, Inc. Amended and Restated 2006 Equity Incentive Plan, as amended from time to time.

(t) “Restricted Stock” means an Award of shares of Stock to a Participant under Section 6(b)(iii) that may be subject to certain restrictions and to a risk of forfeiture.

(u) “Restricted Stock Unit” or “RSU” means a right granted to a Participant under Section 6(b)(iv) to receive Stock or cash at the end of a specified period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(v) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(w) “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

(x) “Stock” means shares of the common stock, par value $0.01 per share, of the Company.

(y) “Stock Appreciation Right” or “SAR” means the right, granted to a Participant under Section 6(b)(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(z) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Administration.

The Plan shall be administered by the Board.  The Board may appoint a Committee to administer all or a portion of the Plan and to make recommendations to the Board with respect to the Plan and any Awards; provided, that such Committee’s authorities and responsibilities shall always be limited by the Board’s sole authority to make all final determinations under the Plan.  The Board or the Committee may appoint and delegate to another person or committee any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Participants other than Participants who are subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company at the time any such delegated authority is exercised.  With respect to Awards that are intended to meet the performance-based compensation exception to Section 162(m) of the Code and that are made to a Participant who is or is reasonably expected to be a Covered Employee, such delegation shall not include any authority, which if exercised by the delegate(s) rather than by the Committee, would cause the Participant’s Award to fail to meet such exception.  The Committee or any other person to whom the Board has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Board or such Committee or person may have under the Plan.  No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

The Board shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to:  (i) grant Awards; (ii) determine the persons to whom and the time or times at which Awards shall be granted; (iii) determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; (iv) determine Performance Goals no later than such time as required to ensure that an underlying Award that is intended to comply with the requirements of Section 162(m) of the Code so complies; (v) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; (vi) make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; (vii) construe and interpret the Plan and any Award; (viii) prescribe, amend and rescind rules and regulations relating to the Plan; (ix) determine the terms and provisions of the Award Agreements (which need not be identical for each Participant); and (x) make all other determinations deemed necessary or advisable for the administration of the Plan.  All decisions, determinations and interpretations of the Board shall be final and binding on all persons, including but not limited to the Company, any parent or subsidiary of the Company, any Participant (or any person claiming any rights under the Plan from or through any Participant) and any stockholder.

4. Eligibility.

Awards may be granted to selected non-employee directors, officers and other employees, advisors or consultants of the Company or any Parent or Subsidiary of the Company, in the discretion of the Board.  In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Board shall take into account such factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan.

5. Stock Subject to the Plan.

The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 7,000,000, subject to adjustment as provided herein.  No more than 7,000,000 shares of Stock may be made subject to Options (which may be ISOs or NQSOs) or SARs granted under the Plan, and no more than 2,000,000 shares of Stock may be made subject to stock-based awards other than Options or SARs (including Restricted Stock and Restricted Stock Units or Other Stock-Based Awards), in either case, subject to adjustment as provided herein.  The maximum number of shares of Stock that may be made subject to Awards granted to any Covered Employee in any calendar year may not exceed 1,500,000.  Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.  If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares to the Participant, or if shares of Stock are surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan.  Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Board shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of:  (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards; (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards; (iii) the exercise price, grant price or purchase price relating to any Award; provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code; and (iv) the Performance Goals applicable to outstanding Awards; provided, however, that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.  In addition, the Board may determine that any such equitable adjustment may be accomplished by making a payment to the Award holder, in the form of cash or other property (including but not limited to shares of Stock).

6. Terms of Awards.

(a) General.  The term of each Award shall be for such period as may be determined by the Board.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Parent or Subsidiary of the Company upon the grant, vesting, maturation or exercise of an Award may be made in such forms as the Board shall determine at the date of grant or thereafter, including, without limitation, cash, Stock or other property, and may be made in a single payment or transfer, in installments or on a deferred basis.  The Board may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.  In addition to the foregoing, the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board shall determine.

(b) Terms of Specified Awards.  The Board is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Board to be consistent with the purposes of the Plan.  Such Awards may be granted with vesting, value and/or and payment contingent upon Performance Goals.  Except as otherwise set forth herein or as may be determined by the Board, each Award granted under the Plan shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Board shall determine at the date of grant or thereafter.

(i) Options.  The Board is authorized to grant Options to Participants on the following terms and conditions:

(A) Type of Award.  The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(B) Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be determined by the Board, but in no event shall the per share exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option.  The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Participant, through a “broker cashless exercise” procedure approved by the Board (to the extent permitted by law) or a combination of the above, in any case in an amount having a combined value equal to such exercise price; provided that the Board may require that any Stock exchanged by the Participant have been owned by the Participant for at least six months as of the date of exercise.  An Award Agreement may provide that a Participant may pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company.

(C) Term and Exercisability of Options.  Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Board may determine, as reflected in the Award Agreement; provided, that the Board shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate.  An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Board or its designated agent.

(D) Termination of Employment.  An Option may not be exercised unless:  (1) the Participant is then a director of, in the employ of, or providing services to, the Company or a Parent or Subsidiary of the Company; and (2) the Participant has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided, that the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations of employment or service, to a date not later than the expiration date of such Option.

(E) Other Provisions.  Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Board may prescribe in its discretion or as may be required by applicable law.

(ii) SARs.  The Board is authorized to grant SARs to Participants on the following terms and conditions:

(A) In General.  Unless the Board determines otherwise, an SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.  An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.  Payment of an SAR may be made in cash, Stock or property as specified in the Award or determined by the Board.

(B) Right Conferred.  An SAR shall confer on the Participant a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Board may determine), and may be paid with or without interest, as determined by the Board, where the date of exercise is earlier than the date on which payment in respect of the SAR is made.

(C) Term and Exercisability of SARs.  SARs shall be exercisable over the exercise period (which shall not exceed the lesser of ten years from the date of grant or, in the case of a tandem SAR, the expiration of its related Award), at such times and upon such conditions as the Board may determine, as reflected in the Award Agreement; provided, that the Board shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate.  An SAR may be exercised to the extent of any or all full shares of Stock as to which the SAR (or, in the case of a tandem SAR, its related Award) has become exercisable, by giving written notice of such exercise to the Board or its designated agent.

(D) Termination of Employment.  An SAR may not be exercised unless:  (1) the Participant is then a director of, in the employ of, or providing services to, the Company or a Parent or Subsidiary of the Company; and (2) the Participant has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the SAR; provided, that the Award Agreement may contain provisions extending the exercisability of SAR, in the event of specified terminations of employment or service, to a date not later than the expiration date of such SAR (or, in the case of a tandem SAR, its related Award).

(E) Other Provisions.  SARs may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such SARs, as the Board may prescribe in its discretion or as may be required by applicable law.

(iii) Restricted Stock.  The Board is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(A) Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Board may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Board may determine.  The Board may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of Performance Goals.  Unless otherwise determined by the Board, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(B) Forfeiture.  Upon termination of employment with or service to the Company during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends that are then subject to restrictions shall be forfeited; provided, that the Board may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Board may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(C) Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Board shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(D) Dividends.  Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Board, in cash or in shares of Stock having a Fair Market Value equal to the amount of such dividends.  Unless otherwise determined by the Board, Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(iv) Restricted Stock Units.  The Board is authorized to grant Restricted Stock Units to Participants, subject to the following terms and conditions:

(A) Award and Restrictions.  Delivery of Stock or cash, as determined by the Board, will occur upon expiration of the period specified for Restricted Stock Units by the Board during which forfeiture conditions apply, or such later date as the Board shall determine.  The Board may place restrictions on Restricted Stock Units that shall lapse, in whole or in part, only upon the attainment of Performance Goals.

(B) Forfeiture.  Upon termination of employment with or service to the Company prior to the vesting of a Restricted Stock Unit, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid dividend equivalents that are then subject to deferral or restriction shall be forfeited; provided, that the Board may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Board may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(C) Dividend Equivalents.  The Board may in its discretion determine whether Restricted Stock Units may be credited with dividend equivalents at such time as dividends, whether in the form of cash, Stock or other property, are paid with respect to the Stock.  Any such dividend equivalents shall be credited in the form of additional Restricted Stock Units and shall subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which such dividend equivalent was credited.

(v) Other Stock-Based Awards.  The Board is authorized to grant Awards to Participants in the form of Other Stock-Based Awards, as deemed by the Board to be consistent with the purposes of the Plan.  Awards granted pursuant to this paragraph may be granted with vesting, value and/or payment contingent upon Performance Goals.  The Board shall determine the terms and conditions of such Awards at the date of grant or thereafter.  Without limiting the generality of this paragraph, Other Stock-Based Awards may include unrestricted shares of Stock to be issued in respect of bonuses and Stock-based units issued in respect of one or more non-qualified deferred compensation programs which may be adopted by the Company.

7. Change in Control Provisions.

Unless otherwise determined by the Board and evidenced in an Award Agreement, in the event of a Change of Control:

(a) any Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable; and

(b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

8. General Provisions.

(a) Nontransferability.  Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Participant except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative.

(b) No Right to Continued Employment, etc.  Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of, or to continue as a director of, or to continue to provide services to, the Company or any Parent or Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Parent or Subsidiary to terminate such Participant’s employment or director or independent contractor relationship.

(c) Taxes.  The Company or any Parent or Subsidiary of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Board may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.  The Board may provide in the Award Agreement that in the event that a Participant is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, the Participant may satisfy such obligation (in whole or in part) by electing to have the Company withhold a portion of the shares of Stock to be received upon settlement or exercise of such Award that is equal to the minimum amount required to be withheld.

(d) Effective Date; Amendment and Termination.

(i) The Plan shall take effect upon the Effective Date; provided, however, that holders of a majority of the issued and outstanding shares of Stock shall have previously approved the Plan.

(ii) The Plan was amended and restated effective March 18, 2010, subject to the approval of the affirmative vote of a majority of the issued and outstanding shares of Stock present, in person or by proxy, at the Company’s 2010 annual meeting of stockholders and entitled to vote thereon.

(iii) The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders.  The Board may at any time and from time to time alter, amend, suspend or terminate an outstanding Award in whole or in part.  Notwithstanding the foregoing sentence of this clause (ii), no alteration or amendment to or suspension or termination of the Plan or any Award shall affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted under the Plan.

(e) Expiration of Plan.  Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the Effective Date.  No Awards shall be granted under the Plan after such expiration date.  The expiration of the Plan shall not affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted.

(f) Deferrals.  The Board shall have the authority to establish such procedures and programs that it deems appropriate to provide Participants with the ability to defer receipt of cash, Stock or other property payable with respect to Awards granted under the Plan.

(g) No Rights to Awards; No Stockholder Rights.  No Participant shall have any claim to be granted any Award under the Plan.  There is no obligation for uniformity of treatment among Participants.   Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

(h) Unfunded Status of Awards.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(i) No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

(ii) Each Award is subject to the requirement that, if at any time the Board determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.

(iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Board may require a Participant receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

(iv) The Board may require a Participant receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or “lock-up” agreement in such form as the Board shall determine is necessary or desirable to further the Company’s interests.

(k) Section 409A Compliance.  The intent of the Company is that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith.  Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Participant shall not be considered to have terminated employment with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award Agreement until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code.  Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise.  Notwithstanding anything to the contrary in the Plan, to the extent necessary to avoid imposition of any individual excise tax and late interest charges imposed under Section 409A of the Code, the settlement and payment of all or any portion of any Award that is to be paid or settled as part of a separation pay plan shall instead be made on the first business day after the date that is six months following such separation from service (or the date of death, if earlier).

(l) Equity Exchange.  Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s stockholders at its 2010 annual meeting of stockholders, the Company may offer to employees of the Company or its Subsidiary the opportunity to tender certain outstanding equity awards granted under the Plan or the Company’s 2004 Stock Incentive Plan for cancellation in exchange for the issuance of a replacement Option that will represent the ability to purchase, at a lower exercise price and subject to a new term and new vesting schedule, shares of Stock, provided that such offer to exchange such outstanding equity awards is completed within three months of the date of the receipt of such stockholder approval.

(m) Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.